Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Information

The accompanying unaudited pro forma condensed financial information have been prepared to present the balance sheet and statements of operations of Wave Sync Corp. (“WAVE”), to indicate how the consolidated financial statements of the Company might have looked like if the acquisition of Center Florence, Inc. (the “Company”) and transactions related to the acquisition had occurred as of the beginning of the periods presented.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 is presented as if the acquisition of the Company by WAVE had been occurred on September 30, 2021.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021, and year ended December, 31, 20120, are presented as if the acquisition of the Company had been occurred on January 1, 2021 and were carried forward through each of the aforementioned periods presented.

These pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial position and consolidated results of operations had the purchase been in effect during the periods presented, or of consolidated financial condition or consolidated results of operations that may be reported in the future.

Note: The pro forma adjustments contained in the pro forma condensed financial statements relate to the assumptions of all prior and existing liabilities of the Company upon consummation of the purchase.

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF SEPTEMBER 30, 2021 (UNAUDITED)

(Stated in US Dollars)

	Historical			Pro Forma
	Wave Sync. Corp.		Center Florence, Inc.	Adjustments	Note 2	Combined
ASSETS
Current assets
Cash and cash equivalents	$1,690,662		$21,789			$1,712,451
Accounts receivable, net of allowance	20,000		59,436			79,436
Inventory	-		968			968
Prepaid expenses	-		101,911			101,911
Other assets	-		250			250
Due from related parties	12,740		1,442,829	(1,442,829)	1	12,740
Total Current Assets	1,723,402		1,627,183			1,907,756
Non-current assets
Long term investment	750,000		-			750,000
Property and Equipment, net	94,063		7,954,918			8,048,981
Deferred Tax Assets	-		-			-
Total Assets	$2,567,465		$9,582,101			$10,706,736

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$-		$361,494			$361,494
Accrued expenses	34,656		22,960			57,616
Short-term loans	-		48,703			48,703
Security deposits from customers	-		10,008			10,008
Other payables	-		146,577			146,578
Taxes payable	1,200		-			1,200
Due to related parties	37,493		8,052,322	(8,052,322)	1	37,493
Total Current Liabilities	73,349		8,642,064			663,091
Non-current liabilities
Long-term loans	-		1,444,608			1,444,608
Deferred tax liabilities	-		-			-
Total Non-current liabilities	-		1,444,608			1,444,608
Total Liabilities	$73,349		$10,086,672			$2,107,699

Commitment and contingencies

Shareholders’ equity
Common Stock	$11,865	*	$1	4,600 *	2	$16,465	*
				(1)	3
Additional paid in capital	31,101,837	*	285,651	6,086,067 *	4	37,473,555	*
Retained earnings/(accumulated losses)	(28,361,062)		(790,223)	518,826	4	(28,632,459)
Accumulated other comprehensive loss	(258,524)		-			(258,524)
Total Shareholders’ Equity/(Deficits)	2,494,116		(504,571)			8,599,037
Total Liabilities and Shareholders’ Equity	$2,567,465		$9,582,101			$10,706,736

*	The Common Stock and Additional paid in capital are retroactively restated to reflect the 5 to 1 reverse stock split performed by Wave Sync Corp. on November 1, 2021.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 (UNAUDITED)

(Stated in US Dollars)

	Historical		Pro Forma
	Wave Sync. Corp.	Center Florence, Inc.	Adjustments	Note 2	Combined

Revenue	$-	$1,241,183			$1,241,183
Cost of revenue	-	149,791			149,791
Gross profit	-	1,091,392			1,091,392

Operating expenses	-
Selling and marketing expenses	-	-			-
General and administrative expenses	1,228,504	1,395,982			2,624,486
Financial expenses	719	-			719
Total Operating expenses	1,229,223	1,395,982			2,625,205
Loss from operations	(1,229,223)	(304,590)			(1,533,813)

Other income (expenses)	-
Interest income	-	-			-
Interest expense	-	-			-
Other expenses	-	-			-
Other income	-	33,193			33,193
Gain from extinguishment of debt	-	-			-
Total other (expenses) income, net	-	33,193			33,193

Loss before income tax expenses	(1,229,223)	(271,397)			(1,500,620)
Income tax expenses	-	-			-
Net loss	$(1,229,223)	$(271,397)			$(1,500,620)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(Stated in US Dollars)

	Historical		Pro Forma
	Wave Sync. Corp.	Center Florence, Inc.	Adjustments	Note 2	Combined

Revenue	$-	$1,298,538			$1,298,538
Cost of revenue	-	173,120			173,120
Gross profit	-	1,125,418			1,125,418

Operating expenses	-
Selling and marketing expenses	-	-			-
General and administrative expenses	39,438	2,206,825			2,246,263
Financial expenses	13	-			13
Total Operating expenses	39,451	2,206,825			2,246,276
Loss from operations	(39,451)	(1,081,407)			(1,120,858)

Other income (expenses)	-
Interest income	-	91			91
Gain from extinguishment of debt	-	141,400			141,400
Total other (expenses) income, net	-	141,491			141,491

Loss before income tax expenses	(39,451)	(939,916)			(979,367)
Income tax expenses	-	-			-
Net loss	$(39,451)	$(939,916)			$(979,367)

Notes to Pro Forma Condensed Financial Statements

Note 1 – Basis of Presentation

The pro forma condensed combined balance sheet as of September 30, 2021, and the pro forma condensed combined statements of operations for the period ended September 30, 2021 and year ended December 31, 2020, are based on the historical financial statements of the Company and Center Florence after giving effect of the acquisition by the Company on December 31, 2020, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

Note 2 –Adjustments

1)	To eliminate assets and liabilities retained by shareholder of the Company

2)	To record issuance of share by WAVE to shareholder of the Company

3)	To eliminate paid in capital for Center Florence’s shares

4)	To eliminate the Company’s shareholder’s equity for consolidation as of September 30, 2021.